                      AGREEMENT AND PLAN OF REORGANIZATION

                                       BY

                        AMERICAN CENTURY MUNICIPAL TRUST

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION made as of _____________ , 2001 by
American Century Municipal Trust, a Massachusetts business trust ("ACMT").

         WHEREAS, the parties desire that substantially all of the assets and liabilities of the Florida Municipal Money Market portfolio of ACMT ("Florida
Municipal Money Market") be transferred to, and be acquired and assumed by, the
Tax-Free Money Market portfolio of ACMT ("Tax-Free Money Market") in exchange for shares of Tax-Free Money Market which shall thereafter be distributed by
ACMT to the holders of shares of Florida Municipal Money Market, all as described in this Agreement (the "Reorganization");

         WHEREAS, the parties intend that the transfer of assets, assumption of liabilities and distribution of shares in Florida Municipal Money Market be treated as a tax-free reorganization under Section 368(a) of the Internal
Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties intend that in connection with the Reorganization,
Florida Municipal Money Market shall be terminated and de-registered as described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, and intending to be legally bound hereby, ACMT agrees as follows:

1.       TRANSFER OF ASSETS OF FLORIDA MUNICIPAL MONEY MARKET.

         1.1.     At the Effective Time (as defined in Section 8), ACMT shall transfer and convey, on behalf of Florida Municipal Money
                  Market, all property of every description, and all interests, rights, privileges and powers of Florida Municipal Money
                  Market (such assets, the "Florida Municipal Money Market
                  Assets"). Simultaneously, ACMT shall, on behalf of Tax-Free
                  Money Market, accept the Florida Municipal Money Market Assets and assume all liabilities, whether accrued, absolute,
                  contingent or otherwise, of Florida Municipal Money Market reflected in the calculation of Florida Municipal Money
                  Market's net asset value (the "Florida Municipal Money Market
                  Liabilities"). As a result, at and after the Effective Time:
                  (i) all assets of Florida Municipal Money Market shall become and be the assets of Tax-Free Money Market; and (ii) all known liabilities of Florida Municipal Money Market reflected as such in the calculation of Florida Municipal Money Market's net asset value shall attach to Tax-Free Money Market as
                  aforesaid and may thenceforth be enforced against Tax-Free
                  Money Market to the extent as if the same had been incurred by
                  it. Without limiting the generality of the foregoing, the
                  Florida Municipal Money Market Assets shall include all
                  property and assets of any nature whatsoever, including
                  without limitation, all cash, cash equivalents, securities, other investments, claims and receivables (including dividend and interest receivables) owned by Florida Municipal Money
                  Market, and any deferred or prepaid expenses shown as an asset on Florida Municipal Money Market's books at the Effective
                  Time, and all good will, other intangible property and books and records belonging to Florida Municipal Money Market.
                  Recourse by any person for the Florida Municipal Money Market
                  Liabilities assumed by Tax-Free Money Market shall, at and after the Effective Time, be limited to Tax-Free Money Market.

         1.2.     In exchange for the transfer of the Florida Municipal Money
                  Market Assets and the assumption of the Florida Municipal
                  Money Market Liabilities, ACMT shall simultaneously issue at the Effective Time to Florida Municipal Money Market a number of full and fractional shares (to the third decimal place) of
                  Tax-Free Money Market, all determined and adjusted as provided in this Agreement. The number of shares of Tax-Free Money
                  Market so issued will have an aggregate net asset value equal to the value of the Florida Municipal Money Market Assets, less the Florida Municipal Money Market Liabilities, that are represented by shares of Florida Municipal Money Market, the holders of which shall receive shares of Tax-Free Money
                  Market, all determined and adjusted as provided in this
                  Agreement.

         1.3.     The net asset values of shares of Tax-Free Money Market and of
                  Florida Municipal Money Market shall be determined as of the
                  Valuation Time, as defined in Section 3.

         1.4.     The net asset value of shares of Tax-Free Money Market shall be computed in the manner set forth in Tax-Free Money Market's then-current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of the Florida
                  Municipal Money Market Assets to be transferred by ACMT shall be computed by ACMT. In determining the value of the
                  securities transferred by Florida Municipal Money Market to
                  Tax-Free Money Market, each security shall be priced in
                  accordance with the policies and procedures of ACMT as
                  described in its then-current prospectus and statement of
                  additional information and adopted by ACMT's Board of
                  Trustees. Price quotations and the security characteristics relating to establishing such quotations shall be determined by ACMT.

2.       LIQUIDATING DISTRIBUTION AND TERMINATION OF FLORIDA MUNICIPAL MONEY
         MARKET

         Immediately after the Effective Time, Florida Municipal Money Market shall distribute in the complete liquidation pro rata to the record holders of its shares at the Effective Time the shares of Tax-Free
         Money Market to be received by the record holders of Florida Municipal
         Money Market. ACMT shall record on its books the ownership of shares of
         Tax-Free Money Market by the record holders of shares of Florida
         Municipal Money Market. All of the issued and outstanding shares of
         Florida Municipal Money Market shall be redeemed and canceled on the books of ACMT at the Effective Time and shall thereafter represent only the right to receive the shares of Tax-Free Money Market, and Florida
         Municipal Money Market's transfer books shall be closed permanently. As soon as practicable after the Effective Time, ACMT shall take all steps as shall be necessary and proper to effect the dissolution of Florida
         Municipal Money Market under federal and state law. After the Effective
         Time, ACMT shall not conduct any business with respect to Florida
         Municipal Money Market except in connection with Florida Municipal
         Money Market's liquidation and dissolution.

3.       VALUATION TIME.

         Subject to Section 1.4 hereof, the Valuation Time for the
         Reorganization shall be on such date as may be agreed by the duly authorized officers of ACMT.

4.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACMT.

         ACMT, on behalf of itself and Florida Municipal Money Market, represents and warrants to, and agrees with the following:

         4.1.     ACMT is a Massachusetts business trust duly created pursuant to a Declaration of Trust for the purpose of acting as a
                  management investment company under the 1940 Act and is
                  validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                  Florida Municipal Money Market is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

         4.2.     ACMT has power to own all of its properties and assets and, subject to the approval of shareholders referred to herein, to carry out and consummate the transactions contemplated hereby, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to
                  consummate the transactions contemplated by this Agreement.

         4.3.     This Agreement has been duly authorized, executed and
                  delivered by ACMT, and represents ACMT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not,
                  violate ACMT's Declaration of Trust, By-laws, or any agreement or arrangement to which it is a party or by which it is bound.

         4.4.     Florida Municipal Money Market has elected to qualify and has qualified as a "regulated investment company" under Subtitle
                  A, Chapter 1, Subchapter M, Part I of the Code, as of and
                  since its first taxable year; has been a regulated investment company at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to
                  qualify as a regulated investment company until the Effective
                  Time.

         4.5.     All federal, state, local and foreign income, profits,
                  franchise, sales, withholding, customs, transfer and other taxes, including interest, additions to tax and penalties
                  (collectively, "Taxes") relating to the Florida Municipal
                  Money Market Assets or properly shown to be due on any return filed by Florida Municipal Money Market with respect to
                  taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and
                  timely paid or provided for; and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the Florida Municipal Money Market
                  Assets.

         4.6.     The financial statements of Florida Municipal Money Market for the fiscal year ended May 31, 2001, audited by
                  PricewaterhouseCoopers, LLP, independent auditors, copies of which have been previously furnished to ACMT, present fairly the financial position of Florida Municipal Money Market as of
                  May 31, 2001 and the results of its operations for the year then ending, in conformity with generally accepted accounting principles.

         4.7.     Prior to the Valuation Time, Florida Municipal Money Market
                  shall have declared a dividend or dividends, with a record date and ex-dividend date prior to such Valuation Time, which, together with all previous dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income, if any, for the taxable periods or years ended on or before Florida Municipal Money Market's most recent
                  fiscal year end, and for the period from said date to and
                  including the Effective Time (computed without regard to any deduction for dividends paid), and all of its tax-exempt
                  income and net capital gain, if any, realized in taxable
                  periods or years ended on or before Florida Municipal Money
                  Market's fiscal year end and for the period from said date to and including the Effective Time. Such dividends will be paid to shareholders of Florida Municipal Money Market prior to the
                  Effective Date.

         4.8.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Florida Municipal Money Market, whether accrued, absolute, contingent or otherwise, not
                  reflected in the net asset value per share of its outstanding shares.

         4.9.     There are no legal, administrative or other proceedings
                  pending or, to ACMT's knowledge threatened, against ACMT or
                  Florida Municipal Money Market which could result in liability on the part of Florida Municipal Money Market.

         4.10.    Subject to the approval of shareholders, at both the Valuation
                  Time and the Effective Time, ACMT shall have full right, power and authority to assign, transfer and deliver the Florida
                  Municipal Money Market Assets and, upon delivery and payment for the Florida Municipal Money Market Assets as contemplated herein, Tax-Free Money Market shall acquire good and
                  marketable title thereto, free and clear of all liens and
                  encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).

         4.11.    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACMT of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the
                  Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         4.12.    Insofar as the following relate to ACMT, the registration
                  statement filed by ACMT on Form N-14 relating to the shares of
                  Tax-Free Money Market that will be registered with the SEC pursuant to this Agreement, which, without limitation, shall include a proxy statement and prospectus of ACMT with respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto or to the documents contained or incorporated therein by reference (the "N-14 Registration
                  Statement"), on the effective date of the N-14 Registration
                  Statement, at the time of any shareholders' meeting referred to herein and at the Effective Time: (i) shall comply in all material respects with the provisions of the 1933 Act, the
                  1934 Act and the 1940 Act, the rules and regulations
                  thereunder, and state securities laws, and (ii) shall not
                  contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or
                  necessary to make the statements therein not misleading;
                  provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by ACMT for use in the N-14 Registration Statement.

         4.13.    All of the issued and outstanding shares of Florida Municipal
                  Money Market have been duly and validly issued, are fully paid and non-assessable, and were offered for sale and sold in
                  conformity with all applicable federal and state securities laws, and no shareholder of Florida Municipal Money Market has any preemptive right of subscription or purchase in respect of such shares.

5.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACMT.

         ACMT, on behalf of itself and Tax-Free Money Market, represents and warrants to, and agrees with the following:

         5.1.     ACMT is a Massachusetts business trust duly created pursuant to a Declaration of Trust for the purpose of acting as a
                  management investment company under the 1940 Act and is
                  validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                  Tax-Free Money Market is registered with the SEC as an
                  open-end management investment company under the 1940 Act and such registration is in full force and effect.

         5.2.     ACMT has the power to own all of its properties and assets and to carry out and consummate the transactions contemplated
                  herein, and has all necessary federal, state and local
                  authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this
                  Agreement.

         5.3.     This Agreement has been duly authorized, executed and
                  delivered by ACMT, and represents ACMT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the
                  transactions contemplated by this Agreement will not, violate
                  ACMT's Declaration of Trust or By-laws or any agreement or arrangement to which it is a party or by which it is bound.

         5.4.     Tax-Free Money Market has elected to qualify, and has
                  qualified, as a "regulated investment company" under Subtitle
                  A, Chapter 1, Subchapter M, Part I of the Code, as of and
                  since its first taxable year; and has been a regulated
                  investment company at all times since the end of its first taxable year when it so qualified and intends to continue to qualify as a regulated investment company.

         5.5.     The financial statements of Tax-Free Money Market for its
                  fiscal year ended May 31, 2001, audited by
                  PricewaterhouseCoopers LLP, independent auditors, copies of which have been previously furnished to ACMT, present fairly the financial position of Tax-Free Money Market as of May 31,
                  2001 and the results of its operations for the year then
                  ending, in conformity with generally accepted accounting
                  principles.

         5.6.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Tax-Free Money Market whether
                  accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its shares to be issued
                  pursuant to this Agreement.

         5.7.     There are no legal, administrative or other proceedings
                  pending or, to its knowledge, threatened against ACMT or
                  Tax-Free Money Market that could result in liability on the part of ACMT or Tax-Free Money Market.

         5.8.     No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACMT of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the 1934
                  Act, the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         5.9.     Insofar as the following relate to ACMT, the N-14 Registration
                  Statement on its effective date, at the time of any
                  shareholders' meetings referred to herein and at the Effective
                  Time: (i) shall comply in all material respects with the
                  provisions of the 1933 Act, the 1934 Act and the 1940 Act, the
                  rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated
                  therein or necessary to make the statements therein not
                  misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by
                  ACMT for use in the N-14 Registration Statement.

         5.10.    The shares of Tax-Free Money Market to be issued and delivered to Florida Municipal Money Market for the account of record holders of shares of Florida Municipal Money Market pursuant to the terms hereof shall have been duly authorized as of the
                  Effective Time and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, fully paid and non-assessable, and no shareholder of ACMT shall have any preemptive right of subscription or purchase in respect thereto.

6.       SHAREHOLDER ACTION ON BEHALF OF FLORIDA MUNICIPAL MONEY MARKET.

         6.1.     As soon as practicable after the effective date of the N-14
                  Registration Statement, but in any event prior to the
                  Effective Time and as a condition to the Reorganization, the
                  Board of Directors of ACMT shall call, and ACMT shall hold, a meeting of the shareholders of Florida Municipal Money Market for the purpose of considering and voting upon:

                  6.1.1.   Approval of this Agreement and the transactions
                           contemplated hereby, including, without limitation:

                           6.1.1.1. The transfer of the Florida Municipal Money
                                    Market Assets to Tax-Free Money Market and
                                    the assumption by Tax-Free Money Market of
                                    the Florida Municipal Money Market
                                    Liabilities, in exchange for shares of
                                    Tax-Free Money Market, as described in this
                                    Agreement; and

                           6.1.1.2. The liquidation of Florida Municipal Money
                                    Market through the distribution to its
                                    record holders of the shares of Tax-Free
                                    Money Market as described in this Agreement;
                                    and

                  6.1.2.   Such other matters as may be determined by the Board
                           of Directors or authorized officers of the parties.

         6.2.     Approval of this Reorganization Agreement by the shareholders of Florida Municipal Money Market shall constitute the waiver of the application of any fundamental policy of Florida
                  Municipal Money Market that might be deemed to prevent them from taking the actions necessary to effectuate the
                  Reorganization as described, and such policies, if any, shall be deemed to have been amended accordingly.

7.       REGISTRATION STATEMENT AND PROXY SOLICITATION MATERIALS.

         The N-14 Registration Statement under the 1933 Act, including the combined prospectus/proxy statement contained therein under the 1934
         Act and 1940 Act proxy rules, shall be filed with the SEC as promptly as practicable, ACMT shall have furnished and shall continue to furnish the information relating to Florida Municipal Money Market and Tax-Free
         Money Market that is required by the 1933 Act, the 1934 Act, the 1940
         Act, the rules and regulations under each of those Acts and state securities laws, to be included in the N-14 Registration Statement.

8.       EFFECTIVE TIME OF THE REORGANIZATION.

         Delivery of the Florida Municipal Money Market Assets and the shares of
         Tax-Free Money Market to be issued pursuant to Section 1 and the liquidation of Florida Municipal Money Market pursuant to Section 2 shall occur at the opening of business on the next business day following the Valuation Time, or on such other date, and at such place and time, as may be determined by the President or any Vice President of ACMT. The date and time at which such actions are taken are referred to herein as the "Effective Time." To the extent any of the Florida
         Municipal Money Market Assets are, for any reason, not transferred at the Effective Time, ACMT shall cause such Florida Municipal Money
         Market Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

9.       ACMT CONDITIONS.

         The obligations of ACMT hereunder with respect to Tax-Free Money Market shall be subject to the following conditions precedent:

         9.1.     This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Florida Municipal Money Market, in the manner required by law.

         9.2.     ACMT shall have duly executed and delivered such bills of
                  sale, assignments, certificates and other instruments of
                  transfer ("Transfer Documents") as may be necessary or
                  desirable to transfer all right, title and interest of ACMT and Florida Municipal Money Market in and to the Florida
                  Municipal Money Market Assets. The Florida Municipal Money
                  Market Assets shall be accompanied by all necessary state
                  stock transfer stamps or cash for the appropriate purchase price therefor.

         9.3.     All representations and warranties made in this Agreement
                  shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time. As of
                  the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial position of
                  Florida Municipal Money Market since May 31, 2001, other than those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or
                  governmental agency in which it is sought to restrain or
                  prohibit, or obtain damages or other relief in connection
                  with, this Agreement or the transactions contemplated herein.

         9.4.     ACMT shall have received a tax opinion addressed to ACMT in a form reasonably satisfactory to it and dated the Effective
                  Time, substantially to the effect that for federal income tax purposes: (i) the transfer of the Florida Municipal Money
                  Market Assets hereunder, and the assumption by Tax-Free Money
                  Market of the Florida Municipal Money Market Liabilities, in
                  exchange for shares of Tax-Free Money Market, and the
                  distribution of said shares to the shareholders of Florida
                  Municipal Money Market, as provided in this Agreement, will constitute a reorganization within the meaning of Section 368 of the Code, and Florida Municipal Money Market and Tax-Free
                  Money Market will each be considered "a party to a
                  reorganization" within the meaning of Section 368(b) of the
                  Code; (ii) no gain or loss will be recognized by Florida
                  Municipal Money Market as a result of such transaction; (iii)
                  no gain or loss will be recognized by Tax-Free Money Market as a result of such transaction; (iv) no gain or loss will be recognized by the shareholders of Florida Municipal Money
                  Market on the distribution to them by Florida Municipal Money
                  Market of shares of Tax-Free Money Market in exchange for
                  their shares of Florida Municipal Money Market; (v) the
                  aggregate basis of Tax-Free Money Market shares received by each shareholder of Florida Municipal Money Market will be the same as the aggregate basis of the shareholder's Florida
                  Municipal Money Market shares immediately prior to the
                  transaction; (vi) the basis of the Florida Municipal Money
                  Market Assets to Tax-Free Money Market will be the same as the basis of the Florida Municipal Money Market Assets in the
                  hands of Florida Municipal Money Market immediately prior to the exchange; (vii) a shareholder's holding period for
                  Tax-Free Money Market shares will be determined by including the period for which the shareholder held the shares of
                  Florida Municipal Money Market exchanged therefor, provided that the shareholder held such shares of Florida Municipal
                  Money Market as a capital asset; and (viii) the holding period of Tax-Free Money Market with respect to the Florida Municipal
                  Money Market Assets will include the period for which the
                  Florida Municipal Money Market Assets were held by Florida
                  Municipal Money Market (except to the extent that an activity or investment of Tax-Free Money Market has the effect of
                  diminishing a holding period with respect to an asset).

         9.5.     The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         9.6.     The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted or, to the knowledge of ACMT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         9.7.     The President or a Vice President of ACMT shall have certified that ACMT has performed and complied in all material respects with each of its agreements and covenants required by this
                  Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

10.      ACMT CONDITIONS.

         The obligations of ACMT hereunder with respect to Florida Municipal
         Money Market shall be subject to the following conditions precedent:

         10.1.    This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Florida Municipal Money Market in the manner required by law.

         10.2.    All representations and warranties of ACMT made in this
                  Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective
                  Time. As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial condition of Tax-Free Money Market since May 31, 2001, other than those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or
                  governmental agency in which it is sought to restrain or
                  prohibit, or obtain damages or other relief in connection
                  with, this Agreement or the transactions contemplated herein.

         10.3.    ACMT shall have received a tax opinion, addressed to ACMT in a form reasonably satisfactory to it and dated the Effective
                  Time, with respect to the matters specified in Section 9.4.

         10.4.    The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted, or to the knowledge of ACMT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         10.5.    ACMT shall not sell or otherwise dispose of any shares of
                  Tax-Free Money Market to be received in the transactions
                  contemplated herein, except in distribution to its
                  shareholders as contemplated herein.

         10.6.    The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         10.7.    The President or a Vice President of ACMT shall have certified that ACMT has performed and complied in all material respects with each of its agreements and covenants required by this
                  Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

11.      TAX DOCUMENTS.

         ACMT shall have at the Effective Time confirmations or other adequate evidence as to the adjusted tax basis of the Florida Municipal Money
         Market Assets then delivered to Tax-Free Money Market in accordance with the terms of this Agreement.

12.      FURTHER ASSURANCES.

         Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

13.      TERMINATION OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the parties set forth in this
         Agreement shall terminate at the Effective Time.

14.      TERMINATION OF AGREEMENT.

         14.1.    This Agreement may be terminated prior to the Effective Time by the Board of Trustees of ACMT, as provided below:

                  14.1.1.  With respect to Tax-Free Money Market, by ACMT if the conditions set forth in Section 9 are not satisfied
                           as specified in said Section;

                  14.1.2.  With respect to Florida Municipal Money Market, by
                           ACMT if the conditions set forth in Section 10 are
                           not satisfied as specified in said Section;

                  14.1.3.  By the mutual consent of the parties.

         14.2.    If a party terminates this Agreement because one or more of its conditions precedent have not been fulfilled, or if this
                  Agreement is terminated by mutual consent, this Agreement will become null and void without any liability of either party or any of their investment portfolios to the other; provided, however, that if such termination is by ACMT with respect to
                  Tax-Free Money Market pursuant to Section 14.1.1 as a result of a breach by ACMT with respect to Florida Municipal Money
                  Market of any of its representations, warranties or covenants in this Agreement, or such termination is by ACMT with respect to Florida Municipal Money Market pursuant to Section 14.1.2 as a result of a breach by ACMT with respect to Tax-Free Money
                  Market of any of its representations, warranties or covenants in this Agreement, nothing herein shall affect the
                  non-breaching party's right to damages on account of such
                  other party's breach.

15.      AMENDMENT AND WAIVER.

         At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of ACMT, (a) the parties hereto may, by written agreement authorized by their Board of Trustees, or their respective Presidents or any Vice Presidents, and with or without the approval of their shareholders, amend any of the provisions of this Agreement, and (b) either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and executed by the President or Vice President of the waiving party with or without the approval of such party's shareholders).

16.      GOVERNING LAW.

         This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of
         Massachusetts without giving effect to the conflicts of law principles otherwise applicable therein.

17.      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by either party without the consent of the other party.

18.      BENEFICIARIES.

         Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

19.      ACMT LIABILITY.

         19.1.    The name "American Century Municipal Trust" and "Trustees of
                  American Century Municipal Trust" refer respectively to the trust created and the trustees, as trustees but not
                  individually or personally, acting from time to time under an
                  Amended and Restated Agreement and Declaration of Trust dated as of March 1, 1999, as amended, which is hereby referred to and copies of which are on file at the office of the State
                  Secretary of the Commonwealth of Massachusetts and at the
                  principal office of ACMT. The obligations of ACMT entered into in the name or on behalf thereof by any of its trustees,
                  representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of ACMT personally, but bind only the trust property, and all persons dealing with any
                  portfolio of ACMT must look solely to the trust property
                  belonging to such portfolio for the enforcement of any claims against ACMT.

         19.2.    Both parties specifically acknowledge and agree that any
                  liability of ACMT under this Agreement with respect to
                  Tax-Free Money Market, or in connection with the transactions contemplated herein with respect to Tax-Free Money Market, shall be discharged only out of the assets of Tax-Free Money
                  Market and that no other portfolio of ACMT, if any, shall be liable with respect thereto.

         19.3.    Both parties specifically acknowledge and agree that any
                  liability of ACMT under this Agreement with respect to Florida
                  Municipal Money Market, or in connection with the transactions contemplated herein with respect to Florida Municipal Money
                  Market, shall be discharged only out of the assets of Florida
                  Municipal Money Market and that no other portfolio of ACMT, if any, shall be liable with respect thereto.

20.      NOTICES.

         All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

         If to American Century Municipal Trust:

                                            Charles A. Etherington
                                            4500 Main Street
                                            Kansas City, MO  64111

21.      EXPENSES.

         Expenses incurred in connection with the Reorganization are the sole responsibility of and will be borne by American Century Investment
         Management, Inc. or one or more of its affiliates.

22.      ENTIRE AGREEMENT.

         This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

23.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written.

AMERICAN CENTURY MUNICIPAL TRUST

By:  /s/Charles A. Etherington
     Charles A. Etherington
     Vice President

ATTEST:    /s/Anastasia H. Enneking
           Anastasia H. Enneking